Exhibit 10.36

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Referral Testing Agreement Between

Monogram Biosciences, Inc. and

Quest Diagnostics Incorporated

THIS AGREEMENT is entered into effective as of October 1, 2005 (the “Effective Date”), between Monogram Biosciences, Inc. (“Monogram”), with offices located at 345 Oyster Point Blvd., South San Francisco, CA 94080 (“Contractor”) and Quest Diagnostics Incorporated, a Delaware corporation with offices located at 1 Malcolm Avenue, Teterboro, New Jersey 07608 (“Quest Diagnostics”).

Quest Diagnostics is the owner and/or operator of certain clinical laboratories located in various states throughout the United States.

Contractor operates a referral testing laboratory that is duly licensed to perform clinical laboratory testing services.

Quest Diagnostics wishes to engage Contractor as its preferred provider for HIV phenotypic resistance testing to perform laboratory testing services upon the terms and conditions set forth in this Agreement and Contractor wishes to provide to Quest Diagnostics those services upon those terms and conditions.

In consideration of the mutual covenants hereinafter set forth, the parties, intending to be legally bound, agree as follows:

1.	Term

The term of this Agreement shall commence on the Effective Date and shall continue for a period of (3) years, subject to the early termination provisions of Section 14 of this Agreement.

2.	Services; Contractor Certification and Standard of Work

(a)	Services. Upon the request of Quest Diagnostics, Contractor shall provide Quest Diagnostics with HIV phenotypic resistance testing services (“Testing Services”). Contractor represents and warrants to Quest Diagnostics that it will perform all Testing Services under this Agreement in a professional, accurate, and timely manner.

(b)	Turn Around Time/Non Reportable Rate. Contractor shall use its best efforts to ensure that its turn around time for delivering laboratory test result reports to Quest Diagnostics shall not exceed twenty-four (24) hours from the time of specimen receipt at Contractor’s location to the time that a detailed lab report is received by the requesting lab site or the turn around time specified on Exhibit A with respect to particular tests, in which event Contractor shall use its best efforts to meet the turn around times set forth on Exhibit A for those tests). Contractor represents and warrants that it has not and will not offer another distributor a shorter or enhanced Turn Around Time or otherwise differentiate to the disadvantage of Quest Diagnostics in sample Turn Around Time and will make best efforts to meet the Turn Around Time for Results set forth on Exhibit A. If there is a delay in reported results or additional testing is required to confirm or clarify the result of a specific test, and the additional testing cannot be performed within the applicable turn around time, Contractor shall notify the Quest Diagnostics’ laboratory that referred the test to Contractor of the time when results will be available to Quest Diagnostics. Repeat testing, when necessary or requested, will be performed at no charge. Quest Diagnostics and Contractor will work together to reduce non-reportable results through mutual efforts to educate physicians and phlebotomists on appropriate specimen collection and handling procedures.

(c)	Changes. Contractor shall provide Quest Diagnostics with at least sixty (60) days’ prior written notice before making any change to test methods for tests performed under this Agreement (except for changes necessitated by causes beyond the control of Contractor or for changes necessary to maintain or improve quality levels, which changes shall be communicated to the parties referenced below immediately upon Contractor’s knowledge of such changes). Contractor shall provide such notice to Quest Diagnostics via electronic mail with hard copy follow-up to the parties identified below or as directed by the applicable Quest Diagnostics’ Sourcing Manager. The requirement to provide such notice is a material term, any breach of which shall be deemed a material breach of this Agreement. If it is Contractor’s practice to perform data base changes/updates on a regular schedule, the implementation timeline shall be communicated to Quest Diagnostics at least ninety (90) days in advance of implementation.

Unless otherwise designated by Quest Diagnostics from time to time, parties to be notified under this Section 2(c) are as follows:

1. Database Management:

(a) Corporate—DB.Requests@questdiagnostics.com

(b) Nichols Institute/SJC: sjctsohd@questdiagnostics.com; and

(c) Nichols Institute/Chantilly:mary.a.goodspeed@questdiagnostics.com

2. Sourcing Manager – paul.j.starolis@questdiagnostics.com

3. National Director of Test Referral Networking – Maureen.L.Humes@questdiagnostics.com

(d)	Certifications: All Testing Services performed by Contractor shall be in accordance with applicable state and federal testing requirements for clinical reference laboratories. Contractor shall maintain, and hereby certifies its and its employees are in possession of, all necessary licenses, permits, accreditation and certifications, including approvals for specialties or subspecialties (all such licenses, permits, accreditation and certifications, including approvals for specialties or subspecialties being collectively referred to hereafter as “Required Approvals”) required under applicable law, rule or regulation for Contractor and its clinical laboratories to perform the tests referred to Contractor by Quest Diagnostics, including, without limitation, Required Approvals under the Clinical Laboratory Improvement Amendments (“CLIA”) of 1988, and any applicable state laws and regulations, including the States identified on Exhibit A. Contractor shall maintain all Required Approvals for the duration of the term of this Agreement and any renewals. Before commencing laboratory Testing Services under this Agreement, and within thirty (30) days after the renewal date for any Required Approval, Contractor shall provide to Quest Diagnostics at its address provided above, Attn: Virginia Sturmfels, Manager, Medical Compliance, or such other address that Quest Diagnostics may direct in accordance with the notice requirements of Section 14(b) of this Agreement, copies of all Required Approvals or any renewals thereof, under CLIA, from the States identified on Exhibit B and from Contractor’s applicable accreditation agency or agencies. If for any reason Contractor loses or is denied any Required Approval to perform one or more tests pursuant to this Agreement, Contractor shall immediately notify Quest Diagnostics at the address provided above and Quest Diagnostics shall discontinue referral of any such test or tests, in the state, or states, affected until such time as Contractor can demonstrate it has the Required Approval. Recurrent loss of Required Approvals shall constitute a breach of this Agreement authorizing Quest Diagnostics to terminate the Agreement under Section 13. Contractor shall provide Quest Diagnostics at the address provided above with a copy of any new Required Approval that it obtains during the term of this Agreement and any renewals within thirty (30) days of receipt thereof.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)	Reports: Contractor shall furnish utilization reports monthly to Quest Diagnostics’ Sourcing Manager and other personnel designated by it from time to time. At a minimum, Contractor shall include in each utilization report test names, Contractor’s test codes, and the volume and dollar amount of each test.

Utilization reports shall present this information separately for each Quest Diagnostics’ Business Unit. This report shall be submitted by Contractor electronically to email addresses designated by Quest Diagnostics from time to time.

(f)	Specimens That Cannot Be Tested. A specimen is a Specimen That Cannot Be Tested if the specimen is not the appropriate specimen for the Testing Services, the specimen does not meet the specimen collection requirements specified in Contractor’s directory of services, or the specimen integrity is questionable. If Contractor receives from Quest Diagnostics a Specimen That Cannot Be Tested, Contractor shall contact Quest Diagnostics before performing the Testing Services to receive further instructions. If Quest Diagnostics instructs Contractor to perform the Testing Services even though the specimen is a Specimens That Cannot Be Tested, Quest Diagnostics will be responsible for paying for Testing Services performed on that specimen.

(g)	Contractor System Security Requirements. To protect the Quest Diagnostics environment and Quest Diagnostics Data from security threats, it is necessary to ensure that all systems meet minimum standards for confidentiality, integrity, and availability. If the parties agree that Contractor shall have accesses to Quest Diagnostics laboratory information systems via the Internet, Contractor’s system must meet certain minimum requirements established by Quest Diagnostics to protect patient information and adhere to the privacy regulations. Quest Diagnostics shall provide these requirements to Contractor before Contractor may access Quest Diagnostics’ system. Quest Diagnostics may modify these requirements from time to time.

(h)	Electronic Result Reporting Services. Contractor will provide Quest Diagnostics with access to Contractor’s VLink Online Electronic Patient Results Reporting System (“VLink”) to receive test result reports for testing Quest Diagnostics sends to Contractor. The clinical records of patients and other information transmitted through VLink, relating to the result reporting (“Patient Data”) is confidential information and constitutes Protected Health Information under HIPAA. As Covered Entities, the parties agree to use Patient Data consistent with permitted and required uses under HIPAA and in accordance with other Applicable Laws. The provisions of this paragraph will survive termination of this Agreement. If Quest Diagnostics elects to discontinue using VLink, Quest Diagnostics will notify Contractor so that Contractor can provide laboratory result reports to Quest Diagnostics by another delivery method.

3.	Pricing

(a)	Pricing Generally: Pricing for the Testing Services provided by Contractor to Quest Diagnostics shall be in accordance with the Pricing Schedule attached as Exhibit C.

(b)	Most Favored Nations: Quest Diagnostics shall receive most favored nation pricing for PhenoSense and PhenoSense GT Testing Services provided by Contractor under this Agreement as follows. If at any time during the term of this Agreement, Contractor provides pricing (including the effect of any discounts, credits or other allowances) that is lower than the pricing provided to Quest Diagnostics for PhenoSense and/or PhenoSense GT Testing Services performed by Contractor under this Agreement to any commercial laboratory customer of Contractor (which shall specifically exclude government customers, non-profit customers or pharmaceutical customers for drug development), whose relationship with Contractor is, on balance with regard

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to nature and scope including, without limitation, strategic relationship, length of agreement, territory of distribution, commitment of sales and marketing support, volume of purchases and or commitment to minimum volume of purchase during a period, the same as that of Quest Diagnostics, Contractor shall immediately (i) decrease Quest Diagnostics’ pricing so that pricing afforded to Quest Diagnostics is equal to or lower than the prices afforded to that commercial laboratory customer of Contractor, and (ii) notify Quest Diagnostics of the price decrease. Throughout the term of this Agreement, Quest Diagnostics shall have the right, at its expense and subject to confidentiality undertakings reasonably satisfactory to Contractor, to cause a major independent auditing firm, not doing business with either Quest Diagnostics or Contractor, to audit Contractor’s prices to its customers to ensure compliance with this Section. If any discrepancies are found, Quest Diagnostics shall receive, at its option, a refund or credit for all monies paid in excess of the amount that would have been payable had Contractor afforded Quest Diagnostics pricing consistent with this most favored nations pricing provision beginning from the date the other customer was afforded lower pricing and continuing for so long as Quest Diagnostics paid the excess amounts.

4.	Invoicing/Payment

(a)	Contractor shall invoice Quest Diagnostics on a monthly basis for all Testing Services performed at the request of Quest Diagnostics. Invoices shall be sent to the physical or email addresses as Quest Diagnostics may designate from time to time or sent by Electronic Data Interchange. All invoices shall be in sufficient detail, as reasonably requested by Quest Diagnostics, to identify the tests completed and the price per test. Failure of Contractor to submit invoices in the time required or to provide sufficient documentation as requested shall be a basis to deny a claim for payment.

(b)	Accrued, undisputed fees shall be paid to Contractor within forty-five days after Quest Diagnostics’ receives the invoice. Contractor will not be entitled to receive payment for services that produce invalid test results, except if Quest Diagnostics has instructed Contractor to test a Specimen That Cannot Be Tested, or where the cause of such invalid result is Quest Diagnostics referring of an untestable specimen to Contractor (e.g., the specimen was too old).

(c)	If Contractor performs Testing Services on behalf of a Medicaid patient residing in a state in which applicable Medicaid regulations require that laboratory testing services rendered to a Medicaid recipient be billed only by the laboratory performing the testing services, Contractor shall, if requested by Quest Diagnostics, bill Testing Services to Medicaid, and accept payment from Medicaid as full payment for those Testing Services.

(d)	For laboratory testing services requested by Quest Diagnostics locations in California, Contractor shall bill the appropriate third party payers provided that the information necessary to bill the third party payer is submitted to Contractor and Contractor is a participating in-network provider with those payers. Contractor will bill Quest Diagnostics for laboratory testing services requested for all other samples submitted, including all capitation plans for which Quest Diagnostics is the contracted laboratory.

5.	Provider Relationship

(a)	Customer Support: Contractor will provide Payor Relations support with all payor types to establish a medical policy for HIV RT and to increase reimbursement rates where needed. Contractor will educate HIV providers regarding the availability of its products through Quest Diagnostics.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.	Non-solicitation of Clients:

(a)	Trade Secrets. Contractor understands and acknowledges that should Quest Diagnostics provide any client-identifiable information to Contractor, such information shall be considered a confidential trade secret of Quest Diagnostics that shall be treated and protected with the same care that Contractor would treat similar information of its own, but with no less than a reasonable degree of care.

(b)	Non-Solicitation. Contractor agrees that during the term of this Agreement, or any renewals thereof, and for a period of one year thereafter, it will not knowingly utilize information acquired from the business relationship with Quest Diagnostics to directly solicit business from Quest Diagnostics’ clients.

7.	Tests Added During the Contract Period

From time to time, Quest Diagnostics may ask Contractor to consider providing additional tests not currently performed by Contractor or to consolidate additional tests with Contractor that Quest Diagnostics currently sends to other reference laboratories (“Additional Tests”). Upon executing a written agreement that specifies the agreed upon terms pursuant to which Contractor will provide the Additional Tests, Contractor shall set up the Additional Tests within its laboratory, within six (6) to ten (10) weeks after the effective date of such agreement. Contractor shall obtain all necessary legal and regulatory approvals required to perform the Additional Tests and to sell the Additional Tests to Quest Diagnostics. If more than six (6) to ten (10) weeks are required to set up the Additional Tests, Contractor shall notify Quest Diagnostics that Contractor needs additional time to be able to perform the Additional Tests. Quest Diagnostics and Contractor shall negotiate in good faith regarding the terms for of the Agreement pursuant to which Contractor will perform the Additional Tests, including appropriate pricing. Once Contractor begins performing the Additional Tests, the Additional Tests will be considered Testing Services.

8.	Business Reviews

Contractor agrees that Quest Diagnostics shall have the right to perform quality assurance audits. All audits will be used by Quest Diagnostics solely to evaluate Contractor’s performance of the services under this Agreement. Such audits may include onsite inspections to evaluate Contractor’s processes against a Quest Diagnostics’ checklist used for reference laboratory providers to monitor compliance with regulatory standards and all Quest Diagnostics’ quality assurance requirements. Quest Diagnostics reserves the right to hold formal performance reviews every six months. These reviews shall include, but not be limited to, contract performance, customer satisfaction, issues/opportunities, new test requirements, technology/overview and general operational issues.

9.	Promotional Material

Neither party shall use the name, symbol, logo or any trademark or service mark of the other party in any promotional or advertising material, nor for any other purpose unless advance written consent has been received from the other party. Except that, for the purposes of educating physicians, Contractor may issue client letters, marketing information and other promotional materials that reference Quest Diagnostics and the Agreement. Contractor will seek Quest Diagnostics review and approval of all such materials which approval shall not be unreasonably withheld. The terms of this Agreement may require SEC disclosure on behalf of Contractor and in such event Contractor will comply with such disclosure requirements, however, Contractor agrees to provide a draft of any such 8K or press release to Quest Diagnostics for comments.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.	Proprietary Information

(a)	Confidential Information. Contractor and Quest Diagnostics acknowledge that they may gain access to the other’s confidential business information in the course of performing their obligations under this Agreement. Except as required by law or legal process, Contractor and Quest Diagnostics each agrees that it will not use (except as required by those employees, officers, directors, or consultants, acting pursuant to this Agreement or as required by law or legal process) or disclose to third parties the following information: client lists, information related to proprietary research techniques and technology, types of supplies, pricing for supplies, patient information (including but not limited to, social security numbers, addresses, insurance information, results, and diagnosis information), and any information that the disclosing party marks with the word “confidential” at the time of disclosure (together “Confidential Information”). Contractor and Quest Diagnostics each agrees to treat such Confidential Information it receives from the other with the same degree of care that it treats its own proprietary information, but with no less than a reasonable degree of care.

(b)	Exceptions to Confidential Information. Notwithstanding subsection (a) above, information shall not be deemed Confidential Information if it (i) is or becomes generally known to the public through no unlawful act of the recipient; (ii) was known to the recipient at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing party; (iv) was independently developed by the recipient without any use of the disclosing party’s Confidential Information; (v) becomes known to the recipient from a source other than the disclosing party without breach of this Agreement and otherwise not in violation of the disclosing party’s rights; or (vi) is required to be disclosed in accordance with law or court order.

(c)	Return of Confidential Information. Each party shall promptly return all Confidential Information of the other party it holds in written form and all copies of it upon the other party’s written demand, except for Confidential Information that may be incorporated in any information that the recipient is required to maintain by law to verify the work that it performed, which may be retained by the recipient subject to the restrictions contained in this Section 9.

11.	Indemnification, Insurance and Notice

(a)	Indemnification. Contractor agrees to indemnify, defend and hold Quest Diagnostics, including its subsidiaries and affiliates and their employees, agents, servants and representatives, harmless from any claim, liability, loss, suit, damage, cost or expense, including reasonable attorneys’ fees and expenses (collectively “Claims”), including wrongful death, to the extent arising out of or attributable to the negligence, breach of this Agreement or willful misconduct of Contractor, its employees, subcontractors, directors and officers related to this Agreement, including, but not limited to, any third party billing Claims brought against Quest Diagnostics arising out of Contractor’s failure to inform Quest Diagnostics of a test methodology change, and any Claims brought against Quest Diagnostics based upon, arising out of or attributable to Quest Diagnostics’ hiring or supervision of Contractor.

(b)	Indemnification Procedure. Quest Diagnostics shall notify Contractor of any Claim for which indemnification is sought. Contractor shall have the right to control the investigation, trial and defense of any lawsuit or action (including all negotiations to effect settlement) and any appeal arising therefrom and to employ or engage attorneys of its own choice. Quest Diagnostics may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and may take an appeal from any resulting adverse judgment. Quest Diagnostics shall cooperate with Contractor, at Contractor’s expense, at all times during the pendency of the Claim or lawsuit, including, without limitation, providing it with all available information concerning the Claim. Contractor shall not enter into any settlement agreement; consent judgment or admission of liability on behalf of Quest Diagnostics without its prior written consent, which consent shall not be unreasonably withheld.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)	Insurance. Contractor agrees to maintain professional liability and commercial general liability insurance to cover its services provided hereunder in the minimum amounts of Three Million Dollars ($3,000,000) per claim and Five Million Dollars ($5,000,000) annual aggregate. Contractor agrees to furnish Quest Diagnostics with a current and valid certificate of insurance from Contractor’s insurance carrier verifying the nature and amounts of coverage (or if Contractor self insures, documented proof of the existence of a self-insurance program meeting the requirements hereof), and Contractor agrees to keep and maintain such insurance (or self-insurance) coverage in full force and effect during the term of this Agreement. If such insurance is of the “claims made” type, Contractor agrees that the insurance shall be continued for a period of at least four (4) years after the termination of this Agreement, or Contractor shall purchase extended reporting period insurance (also known as “tail coverage”) to extend the insurance for a minimum of four (4) years after the termination of this Agreement.

12.	Regulatory Compliance

(a)	Compliance with Law/Material Breach. Each party represents and warrants that in the performance of its obligations under this Agreement, it will comply with all applicable laws, rules, or regulations that pertain to its business operations and to this Agreement (“Applicable Laws”). Failure by either party to comply with any Applicable Law as required hereby shall be considered a material breach of this Agreement. In the event of a determination that this Agreement is not in compliance with any Applicable Law, then the parties shall negotiate in good faith to bring this Agreement into compliance. All amendments to this Agreement to bring this Agreement into compliance must be mutually agreed to by both parties in writing. If such agreement cannot be reached, either party may terminate this Agreement by written notice to the other party.

(b)	HIPAA Compliance. Each party represents and warrants that with respect to all protected health information (as that term is defined in the Privacy Regulations), it is a covered entity (and not a business associate of the other party) under the Privacy Regulations and that it shall protect the privacy, integrity, security, confidentiality and availability of the protected health information disclosed to, used by, or exchanged by the parties by implementing and maintaining privacy and security policies, procedures, and practices, and administrative, physical and technological safeguards and security mechanisms that reasonably and adequately protect the confidentiality, integrity and availability of the protected health information created, received, maintained or transmitted under this Agreement, all as required by, and set forth more specifically in, the Privacy Regulations and the Security Regulations, as each may be amended from time to time. In the event HIPPA or the Privacy Regulations or Security Regulations require any addition to or modification of this Agreement, the parties shall use commercially reasonable efforts to agree upon such additions or modifications in a timely manner. If such agreement cannot be reached in a timely manner, either party may terminate this Agreement by written notice to the other party.

(c)	Federal Program Access to Records. If payment for any laboratory services performed hereunder is made by a Federal Program, to assure compliance with 42 USC 1395X(v)(I), until the expiration of four (4) years after the furnishing of laboratory services pursuant to this Agreement, Contractor shall, upon written request, make available to the Secretary of the Department of Health and Human Services (HHS), the Comptroller General, or any of their duly authorized representatives, this Agreement, and any books, documents and records that are necessary to certify the nature and extent of the costs incurred by a health care provider that were performed under this Agreement. This provision shall apply if the amount paid under this Agreement is $10,000 or more over a twelve (12) month period.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The availability of Contractor’s books, documents and records shall at all times be subject to such criteria and procedures for seeking or obtaining access as may be promulgated by the Secretary of HHS in regulations, and other applicable laws. Contractor’s disclosure under this provision will not be construed as a waiver of any legal rights to which Quest Diagnostics or Contractor may be entitled under statute or regulation.

(d)	Excluded Provider. Each party represents and warrants that it is not an Excluded Provider. For purposes of this Section, the term “Excluded Provider” means a person or entity that either (1) has been convicted of a crime related to health care, or (ii) is currently listed by a federal agency as debarred, excluded or otherwise ineligible for participation in federally funded programs (including without limitation federally-funded health care programs such as Medicare and Medicaid). Either party shall notify the other within 5 days after the party receives notice that it is an Excluded Provider. The party receiving such notice shall have the right to terminate this Agreement at any time after learning that the notifying party is an Excluded Provider. For purposes of this Section, “Quest Diagnostics” and “Contractor” shall include, as applicable, the (1) person entering into this Agreement any partners, associates, or agents of that person (including without limitation subcontractors or employees providing Testing), or (2) the entity entering into this Agreement and any such entity’s parent, principals, shareholders, directors, and officers of such entity (including, without limitation, subcontractors or employees providing Testing).

(e)	EEO, Small Business, Affirmative Action. To the extent Contractor’s services will be used by Quest Diagnostics in the performance of a federal government contract, Contractor hereby certifies that all services provided in the United States are provided in compliance with all applicable requirements, orders and regulations of the United States Federal Government pertaining to nondiscrimination, equal employment opportunity and affirmative action, including, without limitation, the following, as the same may be amended from time to time: (1) Executive Order 11246, as amended by Executive Order 11375, including 41 CFR Part 60.1 et seq. and 48 CFR 52.222-26, Equal Opportunity; (2) the Rehabilitation Act of 1973 (29 USC 793), as amended, including 41 CFR Part 60-741 et seq. and 48 CFR 52.222-36, Affirmative Action for Workers With Disabilities; (3) the Vietnam Era Veterans Readjustment Assistance Act of 1974 (38 USC 4212), including 41 CFR Part 60-250 et seq. and 48 CFR 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans; (4) the certification requirements for nonsegregated facilities as ordered by the Secretary of Labor (32 F.R. 7439) and as required by 41 CFR Part 60-1 et seq.; (5) Executive Order 11141 (proscribing age discrimination); (6) the Service Contract Act of 1965, as amended (41 USC 351 et seq.) including 48 CFR 52.222-41; (7) 48 CFR 52.237-7, Indemnification and Medical Liability Insurance; and (8) all regulations, rules, orders and applicable contract clauses promulgated under (1) through (7) above and/or required by federal, state or local law, rule or regulation to be included in this Agreement. Contractor agrees that until four years after payment under this Agreement Contractor will afford the Secretary of Health and Human Services, Comptroller General of the United States or any of their duly authorized representatives, access to, and the right to examine, any pertinent books, documents, papers and records of the successful bidder or offer or involving transactions relating to this Agreement.

(f)	Department of Transportation (“DOT”) and Occupational Safety and Health Administration (OSHA): If Contractor is transporting specimens upon which it will perform Testing Services, Contractor agrees that the transport conforms to applicable requirements, including OSHA’s

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Bloodborne Pathogens regulations and with DOT’s Hazardous Materials regulations. Upon Quest Diagnostics’ request, Contractor shall provide Quest Diagnostics with proof of employee/driver training and proof of compliance with all applicable requirements.

13.	Legislative / Regulatory Modification

In the event any Medicare and/or Medicaid laws, rules, regulations or payment policies; or any rules or policies of any third-party payer; or any other federal, state or local law, rule, regulation or policy; or any interpretation thereof at any time during the term of this Agreement is modified, implemented, threatened to be implemented, or determined to prohibit or in any way materially change the method or amount of reimbursement or payment (1) for services under this Agreement, or (2) for services to patients of a party necessitated as a result of this Agreement, or by virtue of the existence of this Agreement has or will materially affect the ability of Quest Diagnostics to engage in any commercial activity on terms at least as favorable to Quest Diagnostics as those reasonably attributable as of the date hereof (all of the foregoing being hereinafter collectively referred to as “Changes,” and individually, a “Change”), then the parties to this Agreement shall negotiate in good faith to amend this Agreement to provide for payment of compensation hereunder, while at the same time preserving the economic expectations of the parties to the greatest extent possible in a manner consistent with any such Change(s). All amendments to this Agreement necessitated by such Change(s) must be mutually agreed to by both parties in writing. If such agreement cannot be reached, either party may terminate this Agreement by written notice to the other party.

14.	Termination

This Agreement may be terminated as follows:

(a)	Upon the filing of a petition in bankruptcy by either party or the making by either party of an assignment for the benefit of creditors, or if any involuntary petition in bankruptcy or petition for an arrangement pursuant to the Bankruptcy Act is filed against either party and is not dismissed within thirty (30) days; or if a receiver is appointed for the business of either party, or any part thereof, the other party may immediately terminate this Agreement;

(b)	If action is taken against Contractor to revoke, suspend, or terminate its applicable federal or state license(s) to operate a clinical laboratory, or to revoke, suspend or terminate participation in Medicaid, Medicare or other federally funded programs; and such action is not resolved within thirty (30) days of initiation thereof, Quest Diagnostics may immediately terminate this Agreement;

(c)	Either party may terminate this Agreement immediately on written notice if the other party has committed a material breach of this Agreement and has not cured such breach within thirty (30) days after written notice thereof by the non-breaching party

(d)	Either party may terminate this Agreement without cause upon sixty (60) days prior written notice.

(e)	In accordance with Sections 2(d), or if the parties cannot reach an agreement to amend this Agreement as necessitated by Sections 12(a), 12(b), and 13.

15.	Miscellaneous

(a)	Assignment. Without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, neither party may assign any of its rights or obligations hereunder. Notwithstanding anything to the contrary herein contained, either party may assign its rights or obligations hereunder in the entirety to its parent or any subsidiary or successor

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

corporation without prior written consent; provided, however, that nothing contained herein shall release the assigning party from its obligations hereunder. Subject to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

(b)	Notice. Except as otherwise expressly provided in this Agreement, all notices hereunder shall be in writing, personally delivered, sent by certified mail, return receipt requested, or by confirmed facsimile, addressed to the other party as follows:

If to Contractor:	Kathy Hibbs, Esq
Vice President and General Counsel
Monogram Biosciences, Inc.
Phone: (650) 624-4243
Facsimile: (650) 635-1111

If to Quest Diagnostics:	Paul J. Starolis
Sourcing Manager
Quest Diagnostics Incorporated
1201 South Collegeville Road
Collegeville PA 19426
Phone: (610) 454-4259
Facsimile: (610) 983-2079

Either party may change its address to which notices shall be sent by a notice that conforms to the requirements of this subsection.

(c)	Entire Agreement. This Agreement, including Exhibits A, B, C, and D contain the entire understanding between Quest Diagnostics and Contractor and supersedes any and all prior agreements, understandings, and arrangements between them relating to the subject matter hereof. No amendment, change modification or alteration of the terms and conditions hereof shall be binding unless in writing and signed by the parties to be bound.

(d)	Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflict of law principles.

(e)	Waiver. The failure of either party to this Agreement to exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right nor operate to bar the exercise or performance thereof at any time or times thereafter, nor shall a waiver of any right hereunder at any given time be deemed a waiver thereof for any other time.

(f)	Severability. It is the intention of the parties that the provisions of this Agreement shall be enforceable to the fullest extent permissible under applicable laws, and that the invalidity or unenforceability of any provisions under such laws will not render unenforceable, or impair, the remainder of the Agreement. If any provisions hereof are deemed invalid or unenforceable, either in whole or in part, this Agreement will be deemed amended to modify, or delete, as necessary, the offending provisions and to alter the bounds thereof in order to render it valid and enforceable.

(g)	Non-Exclusive Arrangement. Contractor acknowledges that this is a non-exclusive arrangement and that this Agreement places no restrictions on Quest Diagnostics’ ability to refer laboratory testing to other laboratories and that Quest Diagnostics does not guarantee any minimum volume of specimens to be referred to Contractor for testing under this Agreement.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(h)	Quest Diagnostics Entities. Quest Diagnostics has entered into this Agreement for the benefit of itself and other Quest Diagnostics Entities. Any Quest Diagnostics Entity may purchase Equipment and Products under this Agreement. A “Quest Diagnostics Entity” is (i) Quest Diagnostics, (ii) any joint venture of which Quest Diagnostics is a party, (iii) any licensed, clinical laboratory owned or managed by Quest Diagnostics, or (iv) any wholly owned subsidiary of Quest Diagnostics. Quest Diagnostics shall cause each wholly owned subsidiary to abide by the terms of this Agreement related to the purchase of Testing Services. If requested by Contractor, any joint ventures of which Quest Diagnostics is a party or any laboratories managed by Quest Diagnostics that chooses to exercise any rights under this Agreement will execute a written agreement with Contractor. That agreement will be in a form reasonably acceptable to the parties and will address their obligation to comply with the provisions of this Agreement concerning their purchase of Testing Services.

(i)	Relationship of the Parties. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, or employment relationship between the parties. Neither party is an agent of the other, and neither party has any authority whatsoever to bind the other party, by contract or otherwise.

(j)	Force Majeure. Either party shall be excused from non-performance or delay in performance to the extent that such non-performance or delay in performance arises out of causes beyond the control and without the fault or negligence of the non-performing party. Such cases include, but are not limited to, acts of God, the public enemy or terrorism, acts of any government in either its sovereign or contractual capacity, fires, floods, epidemics, strikes or freight embargo. Each party shall promptly notify the other of any such circumstances and its probable duration as a result of which such party claims its inability to perform this Agreement.

(k)	Section Headings: Section headings contained in this Agreement are for reference purposes only and shall not affect, in any way, the meaning and interpretation of this Agreement.

(l)	Execution in Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

(m)	Survival. The provisions of this Agreement, which by their nature are intended to survive termination of this Agreement, shall so survive, including the provisions of Sections 4, 6, 8, 9, 10, 11, and 15.

(n)	Trade Secrets. Contractor understands and acknowledges that should Quest Diagnostics provide any client-identifiable information to Contractor, that information shall be considered a confidential trade secret of Quest Diagnostics that shall be treated and protected with the same care that Contractor would treat similar information of its own, but with no less than a reasonable degree of care.

(o)	Use of Marks or Logos: Neither party shall use the name, symbol, logo or any trademark or service mark of the other party for any purpose unless advance written consent has been received from the other party.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(p)	Prohibition on Gifts and Gratuities. Contractor may not offer gifts or other items of value including cash, free goods, merchandise, tickets to sporting or entertainment events, special discounts, honoraria, liquor, food products, personal services, preferential treatment, reimbursement or payment for travel expenses, lodging or meals to Quest Diagnostics employees, representatives, officers or directors or their family members. This Prohibition is a condition of doing business with Quest Diagnostics and a material term of this Agreement. If Contractor violates this policy, it will be in material breach of the terms of this Agreement, and Quest Diagnostics shall have the right to immediately terminate this Agreement, regardless of whether the gift or benefit is accepted.

16.	Medicare+Choice Regulations

(This Section applies only when patients served under this Agreement include Medicare+Choice Beneficiaries under contracted Medicare+Choice Benefit programs.)

(a)	Compliance with Medicare+Choice. The terms and conditions herein are included to meet federal statutory and regulatory requirements of the federal Medicare+Choice Program under Part C of Title XVIII of the Social Security Act (“Medicare+Choice Program”). Notwithstanding Section 11, Contractor understands that the specific terms as set forth herein are subject to amendment in accordance with federal statutory and regulatory changes to the Medicare+Choice Program.

(b)	Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth:

i.	“CMS” means the U.S. Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration).

ii.	“Health Plans” shall mean those plans which have entered into a Medicare+Choice Contract with CMS.

iii.	“Medicare+Choice Contracts” means the agreements entered into between CMS and Health Plans pursuant to which Health Plans provide health care coverage to Medicare Covered Persons.

iv.	“Medicare+Choice Regulations” means those regulations promulgated by CMS at 42 C.F.R. § 422.100 et. seq., as amended.

v.	“Beneficiaries” means an individual who is entitled to receive benefits pursuant to Title XVIII of the Social Security Act and is enrolled in Health Plan pursuant to the Medicare Contract.

(c)	Compliance Requirements. Notwithstanding any other provisions in this Agreement, the following terms and conditions apply to laboratory services rendered under this Agreement.

i.	Quest Diagnostics delegates to Contractor its responsibility under its Medicare+Choice Contracts with Health Plans to provide the services set forth in the Agreement to Beneficiaries. Quest Diagnostics or Health Plan may revoke this delegation, and thereby terminate the Agreement if Quest Diagnostics or Health Plan reasonably determines that Contractor has not performed satisfactorily. Such revocation shall be consistent with the termination provisions of the Agreement. Performance of Contractor shall be monitored by Quest Diagnostics and Health Plan on an ongoing basis. Contractor acknowledges that Health Plan shall oversee and is accountable to CMS for the functions and responsibilities described in the Medicare+Choice Program regulatory standards.

ii.	Contractor agrees to comply, and to require any of its permitted subcontractors to comply, with all Medicare laws, the Medicare + Regulations and CMS instructions submitted. Further, Contractor agrees that any services provided by the Contractor or its subcontractors to Beneficiaries, to the extent required by applicable laws and regulations, will be consistent with and will comply with Health Plan’s Medicare+Choice contractual obligations.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

iii.	Contractor agrees to maintain records, documents, and any other information relating to Beneficiaries and this Agreement for six (6) years or such longer period as required by law. Contractor acknowledges that Health and Human Services, the Comptroller General, or their designees have the right to audit, evaluate, or inspect any books, contracts, medical records, patient care documentation, and other records of Contractor, or its subcontractors or transferees involving transactions related to Quest Diagnostics’ Medicare+Choice contracts with Health Plans through 6 years from the final date of the contract period or from the date of the completion of any audit, or for such longer period provided for in 42 CFR 422.502(e)(4) or other applicable law, whichever is later. Contractor agrees to make available its premises, physical facilities and equipment, records elating to its Medicare members and any additional relevant information.

iv.	Contractor agrees to maintain records and other information with respect to Beneficiaries in an accurate and timely manner; to ensure timely access by Beneficiaries to the records and information that pertain to them; and to safeguard the privacy of any information that identifies particular Beneficiaries in accordance with Applicable Laws.

v.	Contractor agrees to provide services in a culturally competent manner to all Beneficiaries. Contractor may obtain additional information by requesting same from Quest Diagnostics. The period for payment of fees by Quest Diagnostics is set forth in the Agreement.

vi.	Contractor agrees to comply and cooperate with an independent quality review and improvement activities pertaining to the provision of services for Beneficiaries. Contractor agrees to comply with Quest Diagnostics’ and/or Health Plan’s medical policies, quality assurance and performance improvement programs, and medical management programs. Contractor agrees to comply with all applicable Health Plan credentialing requirements. Contractor also agrees that the credentialing process will be reviewed by Health Plan and/or Quest Diagnostics and Health Plan and/or Quest Diagnostics will audit the process on an ongoing basis.

vii.	Contractor agrees that in no event, including but not limited to nonpayment by Quest Diagnostics or Health Plan, insolvency of Quest Diagnostics or Health Plan or breach of the Agreement, shall the Contractor bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Beneficiary or persons or person acting on behalf of Beneficiary for services provided pursuant to the Agreement. Contractor agrees that in the event of Quest Diagnostics’ or Health Plan’s insolvency or other cessation of operations, services to Beneficiaries will continue through the period CMS premiums have been paid to Health Plan. Contractor further agrees that (i) the Hold Harmless and Continuation of Benefits provisions shall survive the termination of the Agreement regardless of the cause giving rise to the termination and shall be construed to be for the benefit of the Beneficiaries, and that (ii) these provisions supersede any oral or written contrary agreement now existing or hereafter entered into between Contractor and a Beneficiary or persons acting on the Beneficiary’s behalf that relates to liability for payment for, or continuation of, services provided under the terms and conditions of these clauses.

viii.	Contractor acknowledges that payments Contractor receives from Quest Diagnostics to provide Covered Services to Beneficiaries are, in whole or part, from federal funds. Contractor and any of its subcontractors are subject to certain laws that are applicable to individuals and entities receiving federal funds, including but not limited to, Title VI of the Civil Rights Act of 1964 as implemented by 45 CFR Part 84; The Age Discrimination Act of 1975 as implemented by 45 CFR Part 91; the Rehabilitation Act of 1973; and the Americans With Disabilities Act. Contractor shall not deny, limit or condition the furnishing of health care Covered Services to Beneficiaries on the basis of any factor that is related to health status or source of payment.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement effective as of the Effective Date.

CONTRACTOR		QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William D. Young	By:	/s/ David M. Zewe
	(Signature)		(Signature)
	William D. Young		David M. Zewe
	(Print Name)		(Print Name)
	Chairman and C.E.O.		Sr. V.P. Diagnostics Testing Services
	(Title)		(Title)
	November 14, 2005		December 5, 2005
	(Date)		(Date)

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Exhibit A

Turn-Around Time

Turn around time for PhenoSense and PhenoSense GT is fourteen days, from receipt of the specimen at Contractor’s laboratory to receipt of test results by Quest Diagnostics.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit B

STATES WHERE LICENSE, PERMIT OR CERTIFICATION NECESSARY

In addition to the certification set forth in Section 2(d), Contractor specifically represents that it currently maintains Required Approvals in the states identified in (1) below, and should Contractor perform tests referred to in (2) or (3) below, in the states referred to in (2) or (3) below for those tests.

(1) The state in which Contractor is domiciled, together with the States of Pennsylvania, Maryland, Florida, Rhode Island New Jersey, and New York.

(2) If Contractor performs HIV testing under this Agreement: California, North Carolina, Mississippi, and West Virginia.

If the specimen originates from New York State, contractor must have Required Approvals from the State of New York for each individual referred test.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit C

Pricing

Base Price: All other discounts will be calculated from the base price indicated below.

Phenosense: [*]

Phenosense GT: [*]

Other Pricing Features:

Non-reportable rate (NRR) improvement discount:

Reduction of the NRR in any three-month period on a rolling average basis to a level below [*] will result in a rebate to Quest of [*] per billable unit.

Reduction of the NRR in any three-month period on a rolling average basis to a level below [*] will result in a rebate to Quest of [*] per billable unit.

Rebate Procedure:

All rebates and/or incentives being paid via check, must be sent to the following address:

Quest Diagnostics Incorporated PO BOX 11530A New York, NY 10286-1325

Please note that compliance with this policy is a condition of doing business with Quest Diagnostics and any vendor or contractor violating this policy may lose all current or future business.

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D

Sample Collection and Handling Requirements for:

PhenoSense GT™and PhenoSense™ HIV

This document describes the requirements for collection, handling, and shipment of blood samples prior to testing in the PhenoSense™ HIV and PhenoSense GT™ assays. HIV RNA is especially vulnerable to degradation, therefore proper collection and handling of blood specimens is essential for successful performance of the assays. Samples with lower viral loads are more susceptible to degradation than samples with higher viral loads.

Specimen Volume and Identification Requirements:

3.0 mL of plasma must be sent for optimal performance of the assays. Either sterile PPT (pearl top) or tubes containing EDTA (lavender top) may be used for sample collection.

Proper identification of specimens is extremely important. Confirm patient identification and print the patient’s first and last name or unique identifier as they appear on the test request form on the tubes in the patient’s presence. The patient’s name or unique identifier on the specimen must be identical to the patient’s name on the test request form.

Please indicate on the test request form the patient’s most recent viral load with viral load collection date. For best results, viral loads should be confirmed within the two weeks prior to submission for testing at Monogram. NOTE: PhenoSense™ GT, PhenoSense™ HIV assays are intended for use only for patients with viral loads greater than or equal to 500 copies/mL.

Sample Collection and Processing:

Draw whole blood into either two 5.0 mL PPT (pearl top) or tubes containing EDTA anticoagulant (lavender top).

Immediately centrifuge blood (within 2 hours of collection) at 1000-1200 x g at room temperature (18 – 25° C) for 10-15 minutes.

Do not allow samples to remain in centrifuge after centrifugation.

For EDTA samples: after centrifugation, immediately remove plasma from cells and transfer to a screw cap top tube.

Immediately after centrifugation, freeze plasma sample at or below - 20° C in a standard laboratory freezer. Sample should be frozen when courier arrives to pick it up.

DO NOT THAW SAMPLE AFTER FREEZING!

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.